Exhibit 99.2
THOMAS PROPERTIES GROUP, INC. ANNOUNCES
SECOND QUARTER 2011 RESULTS
Thomas Properties Group, Inc. (Nasdaq: TPGI) reported today the results of operations for the quarter ended June 30, 2011.
The results of operations presented in this release include TPGI’s results of operations for the three and six months ended June 30, 2011 and 2010. The consolidated net loss for the three months ended June 30, 2011 was $(3.0) million or $(0.08) per share compared to consolidated net loss of $(1.5) million or $(0.04) per share for the three months ended June 30, 2010. The consolidated net loss for the six months ended June 30, 2011 was $(6.3) million or $(0.17) per share compared to consolidated net loss of $(3.9) million or $(0.12) per share for six months ended June 30, 2010. The increase in the consolidated net loss is primarily due to a decrease in condominium unit sales at Murano, as we closed on the sale of six condominium units during the six months ended June 30, 2011 compared to 19 units during the six months ended June 30, 2010.
After tax cash flow (“ATCF”) for the three months ended June 30, 2011 was $2.0 million or $0.05 per share compared to ATCF of $3.8 million or $0.11 per share for the three months ended June 30, 2010. After tax cash flow for the six months ended June 30, 2011 was $3.8 million or $0.10 per share compared to after tax cash flow of $7.0 million or $0.22 per share for the six months ended June 30, 2010. The decrease in ATCF per share for the six months ended June 30, 2011 compared to the six months ended June 30, 2010 was primarily the result of the decrease in condominium unit sales at Murano and the increased number of shares of our common stock outstanding resulting from the issuances of common stock during 2010. The Company defines ATCF (a non-GAAP financial measure) as net income (loss) excluding the following items: noncontrolling interests, deferred income taxes, non-cash charges for depreciation and amortization and asset impairment, amortization of loan costs, non-cash compensation expense, straight-line rent adjustments, adjustments to reflect the fair market value of rent, and gain from extinguishment of debt. ATCF is further described in note (c) and reconciled to net loss in the financial statements below.
“Net operating income from our operating properties continues to improve,” stated Jim Thomas, Chairman and CEO. “For properties in which we have owned interests since the second quarter of 2010, net operating income calculated on a cash basis increased by 5.7% and 8.7% during the three and six months ended June 30, 2011, respectively, compared to the same periods in 2010, and net operating income calculated on a GAAP basis increased by 2.0% and 5.2% for the three and six months ended June 30, 2011, respectively, compared to the same periods in 2010. Our properties were, on average, 84.9% leased as of June 30, 2011, compared with 84.0% at June 30, 2010.”
“One of the goals instrumental to achieving our strategic plan is to sell certain assets that do not fit the long term goals of the Company and our TPG/CalSTRS joint venture,” continued Mr. Thomas. “ During the second quarter of 2011, we made progress towards this goal by marketing 2500 CityWest in Houston, Texas, Centerpointe I and II in Fairfax, Virginia, and Research Park Plaza I and II, in Austin, Texas, all of which are owned through TPG/CalSTRS.”

Supplemental Materials
The company will publish a Supplemental Financial Information package which will be available at www.tpgre.com in the Investor Relations tab, Supplemental Financial Information section. For information regarding our net operating income for our operating properties discussed in the release, please see the Supplemental Financial Information.
Teleconference and Webcast
TPGI will hold a quarterly earnings conference call on Monday, August 8, 2011 at 11:00 a.m. Pacific Time. To participate in the call, dial (866) 383-8119 and (617) 597-5344 internationally, and provide confirmation code 93855094.
A live webcast (listen only mode) of the conference call will also be available at this time. A hyperlink to the live webcast will be available from the Investor Relations section of our website at www.tpgre.com. A replay of the call will be available through August 29, 2011, by calling (888) 286-8010 and (617) 801-6888 internationally, and providing confirmation code 65647869. The replay will also be available on Thomas Properties Group, Inc.’s web site at www.tpgre.com. The webcast is also being distributed through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.
About Thomas Properties Group, Inc.
Thomas Properties Group, Inc., with headquarters in Los Angeles, is a full-service real estate company that owns, acquires, develops and manages primarily office, as well as mixed-use properties on a nationwide basis. The company’s primary areas of focus are the acquisition and ownership of premier office properties, property development and redevelopment, and property and investment management activities. For more information on Thomas Properties Group, Inc., visit www.tpgre.com.
Forward Looking Statements
Statements made in this press release or during the quarterly earnings conference call that are not historical may contain forward-looking statements. Although TPGI believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, these statements are subject to numerous risks and uncertainties. Factors that could cause actual results to differ materially from TPGI’s expectations include actual and perceived trends in various national and economic conditions that affect global and regional markets for commercial real estate services (including interest rates), the availability of credit and equity investors to finance commercial real estate transactions, our ability to enter into or renew leases at favorable rates, which can be impacted by the financial condition of our tenants, risks associated with the success of our development and property redevelopment projects, general volatility in the securities and credit markets, and the impact of tax laws affecting real estate. For a discussion of some of the factors that may cause our results to differ from management’s expectations, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K for the year ended December 31, 2010 and our subsequent Form 10-Q quarterly reports, each of which is filed with the Securities and Exchange Commission. TPGI disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

THOMAS PROPERTIES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010

Revenues:
Rental	$7,475	$7,240	$14,787	$14,488
Tenant reimbursements	5,056	5,461	11,385	10,500
Parking and other	715	794	1,517	1,798
Investment advisory, management, leasing and development services	1,313	1,966	2,124	3,949
Investment advisory, management, leasing and development services - unconsolidated real estate entities	4,705	3,949	9,366	7,453
Reimbursement of property personnel costs	1,492	1,398	3,024	2,810
Condominium sales	2,558	5,169	3,038	9,322
Total revenues	23,314	25,977	45,241	50,320
Expenses:
Property operating and maintenance	5,586	6,459	12,173	12,711
Real estate and other taxes	1,875	1,715	3,762	3,476
Investment advisory, management, leasing and development services	3,610	2,675	6,639	5,034
Reimbursable property personnel costs	1,492	1,398	3,024	2,810
Cost of condominium sales	1,653	3,779	1,987	6,797
Interest	4,634	4,739	9,298	9,548
Depreciation and amortization	3,348	3,503	6,741	6,973
General and administrative	3,947	2,821	7,877	6,496
Total expenses	26,145	27,089	51,501	53,845
Interest income	7	29	20	38
Equity in net loss of unconsolidated real estate entities	(891)	(636)	(1,585)	(1,476)
Loss before income taxes and noncontrolling interests	(3,715)	(1,719)	(7,825)	(4,963)
Provision for income taxes	(109)	(196)	(205)	(355)
Net loss	(3,824)	(1,915)	(8,030)	(5,318)
Noncontrolling interests' share of net loss:
Unitholders in the Operating Partnership	982	483	2,058	1,509
Partners in consolidated real estate entities	(164)	(33)	(319)	(77)
	818	450	1,739	1,432
TPGI share of net loss	$(3,006)	$(1,465)	$(6,291)	$(3,886)
Loss per share - basic and diluted	$(0.08)	$(0.04)	$(0.17)	$(0.12)
Weighted average common shares - basic and diluted	36,647,394	34,202,493	36,591,261	32,324,977

Reconciliation of net loss to EBDT(a):
Net loss	$(3,006)	$(1,465)	$(6,291)	$(3,886)
Adjustments:
Income tax provision	109	196	205	355
Noncontrolling interests - unitholders in the Operating Partnership	(982)	(483)	(2,058)	(1,509)
Depreciation and amortization	3,348	3,503	6,741	6,973
Amortization of loan costs	225	227	427	483
Unconsolidated real estate entities:
Depreciation and amortization	2,960	3,733	5,811	7,939

Depreciation and amortization from discontinued operations	187	602	539	1,195
Amortization of loan costs	83	153	135	294
Amortization of loan costs from discontinued operations	6	16	15	42
Earnings before depreciation, amortization and taxes	$2,930	$6,482	$5,524	$11,886
TPGI share of EBDT (b)	$2,188	$4,610	$4,128	$8,328
EBDT per share - basic and diluted	$0.06	$0.13	$0.11	$0.26
Weighted average common shares - basic	36,647,394	34,202,493	36,591,261	32,324,977
Weighted average common shares - diluted	36,901,635	34,472,138	36,856,060	32,559,488

Reconciliation of net loss to ATCF(c):
Net loss	$(3,006)	$(1,465)	$(6,291)	$(3,886)
Adjustments:
Income tax provision	109	196	205	355
Noncontrolling interests - unitholders in the Operating Partnership	(982)	(483)	(2,058)	(1,509)
Depreciation and amortization	3,348	3,503	6,741	6,973
Amortization of loan costs	225	227	427	483
Non-cash compensation expense	164	(329)	533	179
Straight-line rent adjustments	(85)	(252)	(148)	(792)
Adjustments to reflect the fair market value of rent	7	1	9	1
Unconsolidated real estate entities:
Depreciation and amortization	2,960	3,733	5,811	7,939
Depreciation and amortization from discontinued operations	187	602	539	1,195
Amortization of loan costs	83	153	135	294
Amortization of loan costs from discontinued operations	6	16	15	42
Straight-line rent adjustments	(25)	(181)	(137)	(407)
Straight-line rent adjustments from discontinued operations	(66)	(31)	(168)	(87)
Adjustments to reflect the fair market value of rent	(210)	(286)	(444)	(553)
Adjustments to reflect the fair market value of rent from discontinued operations	(7)	(16)	7	(50)
ATCF before income taxes	$2,708	$5,388	$5,176	$10,177
TPGI share of ATCF before income taxes (b)	$2,023	$3,836	3,868	7,131
TPGI income tax expense - current	(52)	(34)	(109)	(84)
TPGI share of ATCF	$1,971	$3,802	$3,759	$7,047
ATCF per share - basic & diluted	$0.05	$0.11	$0.10	$0.22
Weighted average common shares - basic	36,647,394	34,202,493	36,591,261	32,324,977
Weighted average common shares - diluted	36,901,635	34,472,138	36,856,060	32,559,488

a.
EBDT is a non-GAAP financial measure and may not be directly comparable to similarly-titled measures reported by other companies. We define EBDT as net income (loss) excluding the following items: i) income tax expense (benefit); ii) noncontrolling interests; iii) depreciation and amortization; and iv) amortization of loan costs. EBDT provides a performance measure that, when compared year over year, reflects the impact to operations from changes to occupancy rates, rental rates, operating costs, development and redevelopment activities, general and administrative expenses, and interest costs, and provides perspective on operating performance not immediately apparent from net income. EBDT should be considered only as a supplement to net income as a measure of our performance. EBDT also assists management in identifying trends for purposes of financial planning and forecasting results. However, the usefulness of EBDT as a performance measure is limited and EBDT should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. EBDT also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

b.
Based on an interest in our operating partnership of 74.70% and 74.73% for the three and six months ended June 30, 2011, respectively and 71.23% and 70.07% for the three and six months ended June 30, 2010, respectively.

c.
ATCF is a non-GAAP financial measure and may not be directly comparable to similarly-titled measures reported by other companies. We define ATCF as net income (loss) excluding the following items: i) deferred income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation and amortization and asset impairment; iv) amortization of loan costs; v) non-cash compensation expense; vi) the adjustment to recognize rental revenues using the straight-line method; vii) the adjustment to rental revenue to reflect the fair market value of rents; and viii) gain on extinguishment of debt. Management utilizes ATCF data in assessing performance of our business operations in period-to-period comparisons and for financial planning purposes. ATCF should be considered only as a supplement to net income as a measure of our performance. ATCF should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. ATCF also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

THOMAS PROPERTIES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2011	December 31, 2010
	(unaudited)	(audited)
ASSETS
Investments in real estate:
Operating properties, net	$263,689	$266,859
Land improvements—development properties	96,576	96,585
	360,265	363,444
Condominium units held for sale	48,022	49,827
Improved land held for sale	2,827	2,819
Investments in unconsolidated real estate entities	9,924	17,975
Cash and cash equivalents, unrestricted	44,110	42,363
Restricted cash	9,220	13,069
Rents and other receivables, net	1,481	1,754
Receivables from unconsolidated real estate entities	2,834	2,979
Deferred rents	14,959	14,592
Deferred leasing and loan costs, net	12,680	13,538
Other assets, net	20,802	17,875
Total assets	$527,124	$540,235
LIABILITIES AND EQUITY
Liabilities:
Mortgage and other secured loans	$296,305	$300,536
Accounts payable and other liabilities, net	26,665	29,020
Prepaid rent and deferred revenue	3,563	2,888
Total liabilities	326,533	332,444
Equity:
Stockholders’ equity:
Preferred stock, $.01 par value, 25,000,000 shares authorized, none issued or outstanding as of June 30, 2011 and December 31, 2010	—	—
Common stock, $.01 par value, 225,000,000 shares authorized, 37,094,995 and 36,943,394 shares issued and outstanding as of June 30, 2011 and December 31, 2010, respectively	371	369
Limited voting stock, $.01 par value, 20,000,000 shares authorized, 12,313,331 shares issued and outstanding as of June 30, 2011 and December 31, 2010	123	123
Additional paid-in capital	208,281	207,953
Retained deficit and dividends	(67,074)	(60,790)
Total stockholders’ equity	141,701	147,655
Noncontrolling interests:
Unitholders in the Operating Partnership	49,543	51,478
Partners in consolidated real estate entities	9,347	8,658
Total noncontrolling interests	58,890	60,136
Total equity	200,591	207,791
Total liabilities and equity	$527,124	$540,235

Contact: Thomas Properties Group, Inc.
Website: www.tpgre.com
Diana M. Laing, Chief Financial Officer
(213) 613-1900